UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

STANDARD MICROSYSTEMS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation)

0-7422	11-2234952
(Commission File Number)	(IRS Employer Identification No.)

80 Arkay Drive, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

(631) 435-6000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 below is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 19, 2011, Standard Microsystems Corporation, a Delaware corporation (“SMSC”), Comet Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of SMSC (“Merger Sub”), BridgeCo, Inc., a Delaware corporation (“BridgeCo”), and BCOA Nominees Limited, as Rights Holder Representative, entered into and consummated an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub merged with and into BridgeCo (the “Merger”) with BridgeCo surviving as a wholly-owned subsidiary of SMSC.

The total consideration paid to former holders of BridgeCo equity in the Merger consists of an initial payment of $40 million less certain expenses paid by SMSC (the “Initial Consideration”), and an earnout (the “Earnout”) of up to $27.5 million, dependent on BridgeCo reaching certain revenue goals in calendar years 2011 and 2012 as set forth below:

Earnout Criteria and Payments

a.	Earnout payment equal to 50% of BridgeCo revenue from May 1, 2011 until December 31, 2011, up to a maximum payout of $5 million

b.	Earnout payment equal to 40% of BridgeCo revenue between $30 and $55 million in calendar year 2012, up to a maximum payout of $10 million

c.	Earnout payment equal to 50% of BridgeCo revenue between $55 million and $80 million in calendar year 2012, up to a maximum payout of $12.5 million

In addition, SMSC repaid approximately $1.4 million of BridgeCo debt outstanding at closing.  An escrow of $5 million of the Initial Consideration (the “Escrow”) was created at closing to reimburse SMSC and its affiliates for certain claims for which they are entitled to be indemnified pursuant to the terms of the Merger Agreement.  The term of the escrow is 18 months (the “Escrow Period”), after which any remaining amounts will be distributed to BridgeCo’s former equityholders if no claims are pending.  SMSC also has the right to set off 12.5% of any Earnout payments against any claims for which it is entitled to be indemnified.

The Merger Agreement contains customary representations, warranties and covenants of BridgeCo and SMSC.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 to this report and incorporated herein by reference.  The Merger Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about BridgeCo, SMSC or Merger Sub.  In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by BridgeCo to SMSC and by SMSC to BridgeCo in connection with the signing of the Merger Agreement.  These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between SMSC, on the one hand, and BridgeCo, on the other hand, rather than establishing matters as facts.  Accordingly, the representations and warranties in the Merger Agreement should not be viewed as characterizations of the actual state of facts about BridgeCo, SMSC or Merger Sub.

Item 8.01.	Other Events.

On May 19, 2011, BridgeCo and SMSC issued a joint press release announcing the acquisition of BridgeCo, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Other Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by this item shall be filed by amendment not later than 71 calendar days after the date on which this current report was required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this item shall be filed by amendment not later than 71 calendar days after the date on which this current report was required to be filed.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION

2.1
Agreement and Plan of Merger, by and among Standard Microsystems Corporation, Comet Acquisition Corp., BridgeCo, Inc., and BCOA Nominees Limited, as Rights Holder Representative, dated as of May 19, 2011.

99.1	Joint Press Release issued by Standard Microsystems Corporation and BridgeCo, Inc., dated May 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MICROSYSTEMS CORPORATION

Date: May 19, 2011	By:	/s/ Walter Siegel

		Name:	Walter Siegel
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

2.1	Agreement and Plan of Merger, by and between Standard Microsystems Corporation, Merger Sub, and BridgeCo, Inc., dated as of May 19, 2011.

99.1	Joint Press Release issued by Standard Microsystems Corporation and BridgeCo, Inc., dated May 19, 2011.